CONFIRMING STATEMENT

of Signature Authority

 This Statement confirms that the

undersigned has authorized and designated

Kenneth S. Boger, Valerie L. Andrews,

Michelle O. Rosen and Anne L. Bruno, and

each of them acting alone, to execute and

file on behalf of the undersigned any and

all Forms 3, 4 and 5 (including any

amendments thereto) that the undersigned

may be required to file with the United

States Securities and Exchange Commission

as a result of the undersigned's ownership

of or transactions in securities of Vertex

Pharmaceuticals Incorporated. The

authority of Kenneth S. Boger, Valerie L.

Andrews, Michelle O. Rosen and Anne L.

Bruno under this Statement shall continue

until the undersigned is no longer

required to file Forms 3, 4 or 5 with

regard to the undersigned's ownership of

or transactions in securities of Vertex

Pharmaceuticals Incorporated, unless

earlier revoked in writing. The

undersigned acknowledges that Kenneth S.

Boger, Valerie L. Andrews, Michelle O.

Rosen and Anne L. Bruno are not assuming,

nor is Vertex Pharmaceuticals Incorporated

assuming, any of the undersigned's

responsibilities to comply with Section 16

of the Securities Act of 1934.

This Statement supersedes and replaces any

earlier dated Statement that the

undersigned has executed.

  By: /s/ John F. Niblack

  Date: May 6, 2004